                                                                   EXHIBIT 10.35

                                      LEASE


        THIS LEASE is made this 15th day of December, 1998, by and between ISSAQUAH ASSOCIATES, a Washington limited partnership ("Landlord"), and G.I. JOE'S, INC., an Oregon corporation ("Tenant").


                                    RECITALS

        A. Landlord is the owner of good and marketable fee simple title in and to certain real property situated in Issaquah, King County, Washington, being more particularly described on EXHIBIT A attached hereto and made a part hereof, upon which real property Landlord currently operates a shopping center known as Town and Country Square Shopping Center (the "Shopping Center") substantially as shown on the site plan attached hereto as EXHIBIT B and made a part hereof (the "Site Plan").

        B. Landlord has constructed upon a certain portion of land within the Shopping Center, as outlined in red on the Site Plan (the "Land"), a certain building containing an agreed-upon floor area of forty-two thousand five hundred thirty-five (42,535) square feet (the "Building").

        C. Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord, the Land and the Building, including the loading dock and trash compactor areas adjacent to or used in connection with the Building (the "Leased Premises"), in order to operate a G.I. Joe's store on the Leased Premises.

        NOW, THEREFORE, in consideration of the aforementioned recitals which are incorporated herein, and the mutual covenants, promises and agreements hereinafter set forth, Landlord hereby grants, demises and leases to Tenant, and Tenant hereby accepts, acquires and leases from Landlord, the Leased Premises, together with a nonexclusive and perpetual easement in, through and over all parking areas, all access areas and any Common Areas (as defined in Section 31.1 hereof) of the Shopping Center, as shown on the Site Plan, for parking and pedestrian and vehicular ingress to and egress from the Leased Premises to the public streets and/or highways adjacent to the Shopping Center, at all times, for Tenant and its customers, invitees, guests and employees and for all trucks, automobiles and other vehicles delivering merchandise to the Leased Premises, in common with other occupants of the Shopping Center.



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                                    AGREEMENT

        1.     TERM

               1.1     INITIAL TERM

        The initial term of this Lease shall be fifteen (15) years, beginning on the Lease Commencement Date (as hereinafter defined) and ending fifteen (15) years thereafter; provided, however, if the Lease Commencement Date would otherwise be a date other than the first day of the month, the Lease Commencement Date shall be the first day of the following month.

               1.2     LEASE COMMENCEMENT DATE

        The Lease Commencement Date of the initial term of this Lease shall be August 1, 1999, and Tenant shall use reasonable efforts to open for business by the Lease Commencement Date; provided, however, if the date on which the Leased Premises are opened for business is delayed due to any act or omission of Landlord, avoidable and unavoidable casualties (except those intentionally caused by Tenant), severe weather, strikes, lockouts, unavailability of materials, governmental restrictions or any other causes beyond Tenant's control, then the Lease Commencement Date shall be extended by a period equal to such delay. Notwithstanding the foregoing, the Lease Commencement Date shall be postponed for a period not exceeding three (3) months at Tenant's option if the Lease Commencement Date would otherwise occur in November, December or January, in which event the Lease Commencement Date shall be a date not later than February 1. Tenant shall have possession of the Premises upon execution and delivery of this Lease, subject to the terms hereof. In the event Tenant opens for business prior to August 1, 1999, the Lease Commencement Date shall be deemed to be August 1, 1999.

               1.3     OPTION TO RENEW

        Provided that Tenant is not then in default under the terms of this Lease, Tenant shall have the option to renew this Lease for four (4) additional periods of five (5) years each from and after the date of expiration of the initial term hereof, or any renewal terms hereof, upon the same terms, covenants and conditions herein set forth, except for rent which shall be determined pursuant to the schedule hereinafter set forth. Landlord shall give written notice to Tenant not earlier than one year in advance of expiration of the initial term or extended term, as the case may be, and ask whether Tenant intends to exercise its renewal option. If Landlord fails to provide



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this notice, the time period for Tenant's exercise of the option to extend the term shall be extended for six (6) months from the date Landlord gives Tenant such notice. If Tenant elects to exercise said option to renew, Tenant shall do so by giving Landlord written notice prior to the end of the term or extended term, as the case may be or within six (6) months of Landlord's notice to Tenant of the expiration of the term or extended term of the Lease, whichever is later. Tenant's written notice to Landlord exercising the option to renew shall be sufficient to make this Lease binding for the renewal term without further act of the parties.

        2.     BASE RENT

        Tenant shall pay to Landlord each month, as base rent ("Base Rent") for the Leased Premises, the following:

LEASE YEARS                                      AMOUNT PER MONTH
 1 through  5                                       $36,331.98
 6 through 10                                       $39,982.90
11 through 15                                       $43,988.28
16 through 20 (Option Period 1)                     $48,383.56
21 through 25 (Option Period 2)                     $53,239.64
26 through 30 (Option Period 3)                     $58,556.52
31 through 35 (Option Period 4)                     $64,405.08

        The Base Rent shall be paid, in advance, on or before the first day of each calendar month beginning on the Rent Commencement Date and on the first day of each month thereafter during the term of this Lease. The Rent Commencement Date shall be August 1, 1999 unless the Lease Commencement Date is postponed as provided in Section 1.2 above, in which event the Rent Commencement Date shall be the date on which Tenant opens for business. If Tenant postpones the Lease Commencement Date because it would otherwise occur in November, December or January, the Rent Commencement Date shall be the date Tenant opens for business or February 1, whichever first occurs. If due to a postponement of the Lease Commencement Date, Tenant opens for business on a day other than the first day of the month, the Base Rent will be prorated for the month in which the opening occurs on a 365 day basis and shall be due and payable on opening. Notwithstanding the foregoing, in the event Tenant opens for business prior to August 1, 1999, Tenant shall not commence paying rent until the Rent Commencement Date.



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        3.     PERCENTAGE RENT

               3.1     GROSS SALES

        Tenant agrees, within sixty (60) days after the end of each fiscal year of Tenant (February 1 through January 31), commencing at the end of Tenant's fiscal year beginning on February 1 of the year immediately following the Rent Commencement Date, to determine and report to Landlord Tenant's gross sales from its use or occupancy of the Leased Premises ("Gross Sales"). The term "Gross Sales" shall exclude any sales to employees under company plans, transfers of merchandise between G.I. Joe's stores, receipts from the sale of event tickets (except that portion of such sales representing commissions or fees received by Tenant or its affiliates), the amount of returns and refunds, discounts actually made or given in the ordinary course of business, carrying charges included in the selling price on conditional sales contracts, financing charges on credit card sales where the financing charge is not collected at the Leased Premises, and the amount of any sales tax or other excise tax imposed upon said sales and charges if such sales tax, excise tax or similar tax is billed to the purchaser as a separate item, but, except as excluded above, shall include, among other things, all gross income, fees or commissions from any other operations in, at or upon the Leased Premises, all deposits received by Tenant at the Leased Premises and not refunded, all orders received at the Leased Premises by telephone or mail due to catalog or other canvassing methods, and the selling price of all goods, wares and merchandise sold, leased or licensed or services rendered in, on or from the Leased Premises or Tenant's activities in the Shopping Center, directly by Tenant or through its sublessees, licensees and concessionaires. The percentage rent shall be equal to one and one-half percent (1.5%) of Gross Sales less the Base Rent during each fiscal year of Tenant occurring during the term of this Lease, including any renewal periods. Tenant agrees to pay Landlord such percentage rent (if any is due), as additional rent, May 1 of each lease year commencing at the end of the first fiscal year of Tenant which starts after the Rent Commencement Date. Percentage rent for any lease month occurring after the Rent Commencement Date but prior to the start of Tenant's first fiscal year shall be prorated on the basis of, and paid at the same time as, the percentage rent payable during such first fiscal year. Furthermore, in the event the term of this Lease ends on a date other than the ending date of Tenant's fiscal year, percentage rent for that fiscal year shall be prorated on the basis of percentage rent paid by Tenant in the previous fiscal year and shall be paid to Landlord within thirty (30) days of the end of the term or extended term of this Lease.



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               3.2     GROSS SALES RECORDS

        For the purpose of ascertaining the amount of such Gross Sales for any fiscal year as hereinabove provided Tenant and its sublessees, licensees and concessionaires will keep accurate books of account that clearly and accurately show all Gross Sales and maintain an accurate accounting system in such manner that it can be checked and audited by a competent accountant for a period of four (4) years. Landlord shall have reasonable access to such books, accounts, records and reports of Tenant pertaining to its business conducted at said location and the business of any of its sublessees, licensees and concessionaires, and Tenant shall permit Landlord or agents of Landlord to inspect the same at all reasonable times during normal business hours. Upon ten
(10) days' prior written notice to Tenant, Landlord may, once in any lease year, during reasonable business hours, cause an audit of the business of Tenant relating to sales from the Leased Premises during any of the preceding three (3) years to be made by an independent certified public accountant selected by Landlord and approved by Tenant, and if the statement of Gross Sales previously made to Landlord for any of the previous three (3) years shall be found to be understated or overstated, then and in that event there shall be an adjustment, and one party shall pay to the other, on demand, such sums as may be necessary to settle in full the accurate amount of said percentage rent that should have been paid to Landlord for the period or periods covered by such statement or statements. If said audit shall disclose an understatement of greater than three percent (3%) of the amount of Gross Sales reported by Tenant for the period of said audit, then Tenant shall immediately pay to Landlord the reasonable cost of such audit; otherwise, the cost of such audit shall be paid by Landlord.

               3.3     NO JOINT VENTURE

        Landlord is not, by virtue of this Section 3, a partner or joint venturer with Tenant in connection with the business carried on under this Lease, and Landlord shall have no obligation with respect to Tenant's debts or other liabilities, and no interest in Tenant's profits.

        4.     PAYMENT OF RENT

        Except as expressly provided herein, all rental payments provided for herein shall be made by check payable to Landlord in U.S. dollars, without deduction or offset, and paid to Landlord as follows:

        c/o Overlake Management Co.
        1200 - 112th Avenue N.E., Suite C-185
        Bellevue, WA 98004



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or other such place as Landlord may designate by written notice to Tenant.

        5.     TAXES

        Tenant shall pay, as additional rent, before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, all ad valorem taxes, assessments, and other governmental levies and charges of any kind which are assessed or imposed upon the Leased Premises, including both the land and improvements thereon, or any part thereof, or which become payable during the term of this Lease and any extensions hereof. In the event the Leased Premises are not assessed and taxed separately from the Shopping Center, then Tenant shall pay its pro rata share of such taxes and assessments of the Shopping Center as provided in Section 31.3 hereof provided, however, Landlord shall use its best efforts to segregate the Leased Premises as a separate tax parcel. In the event that any assessments are levied, Landlord shall elect, if permitted to do so, to pay the amount of such assessments in installments. In such event, Tenant shall pay when due only the amount of such installments falling due during the term of this Lease. All taxes and assessments that are assessed prior to but payable in whole or in installments after the Lease Commencement Date and all taxes and assessments that are assessed during the term but payable in whole or in installments after the end of the term shall be adjusted and prorated so that Landlord shall pay its prorated share for the periods prior and subsequent to the term of this Lease, and Tenant shall pay its prorated share for the term of this Lease.

        6.     USE

        Tenant may use the Leased Premises for the primary purposes of the sale of sporting goods, outdoor and active apparel, footware, after-market automobile and truck parts, supplies and accessories, ticket sales and merchandise incidental to the foregoing and for the secondary purpose of the sale of unrelated merchandise, provided the sale area of such unrelated merchandise does not exceed one thousand (1,000) square feet for each category of such merchandise. Tenant shall use the Leased Premises for no other primary purpose during the term of this Lease without the written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Except for the premises presently leased to Rite-Aid Pharmacy, Landlord shall not permit any other Tenant in the Shopping Center to use its premises for the sale of sporting goods or automobile or truck parts, supplies and accessories unless the merchandise occupies no more than ten percent (10%) of such tenant's sales area or two thousand five hundred (2,500) square feet, whichever is less. Tenant's use shall at all times comply with noncompete restrictions in leases of other Shopping Center tenants which were recorded prior to October 30, 1998 and with that certain



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Declaration of Restrictive Covenants between Landlord and Safeway Inc., dated ________________ and recorded under King County Recording No. _____________________ (the "Safeway Covenant"). Tenant may conduct sidewalk and parking lot sales and special promotions from time to time.

        7.     COMPLIANCE WITH LAWS

        Tenant shall neither make nor knowingly permit any unlawful use of the Leased Premises, or any portion thereof, which will, in any way, tend to create a nuisance or to disturb any persons in the Shopping Center, or to unduly create or cause a fire hazard, or to increase the fire insurance on the Leased Premises, or to permit any nuisance which shall in any manner be a violation of the statutes and laws of the United States, the State of Washington or the laws and ordinances of any political subdivision thereof. Tenant covenants and agrees to comply with all applicable rules, orders, notices and regulations of any municipal, state or other authority respecting the Leased Premises.

        8.     WASTE

        Tenant agrees to keep and maintain all of the Leased Premises in a clean and sanitary condition and not to suffer or permit any strip or waste thereof.

        9.     UTILITIES

        Tenant shall pay for all heat, light, power, water, sewage, garbage and other services or utilities used by Tenant on the Leased Premises and shall pay the charges therefor as the same become due. Landlord shall not be liable for the quality, quantity, failure or interruption of any utility service to the Leased Premises.

        10.    REPAIRS

        Landlord shall maintain, repair and replace when necessary the roof structure and roof drainage systems, floor slab, exterior walls, foundation and structural members of the Building, the utility lines to the point of connection to the Leased Premises and the sidewalk. Except for the foregoing and repairs due to damage by fire or other insured peril or condemnation, Landlord shall not be required to make any repairs, alterations, or improvements to or upon the Leased Premises during the term of this Lease. Except for repairs to be made by Landlord, Tenant shall maintain the roof membrane, floor covering, ceiling, Building lighting, interior finish, doors, windows, plumbing fixtures, sprinkler systems and alarms, plumbing, electrical and utility services from the point of connection at the Leased Premises, heating and cooling systems and other equipment or appliances used for the exclusive benefit of



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Tenant, in good order and repair during the term of this Lease at Tenant's own cost and expense, reasonable wear and tear, fire and other causes beyond Tenant's reasonable control excepted. If either party refuses or neglects to make repairs as required as soon as reasonably possible after written notice describing the proposed repairs and the estimated cost thereof, the other party, at its option, may make such repairs, and, upon completion of the repairs and presentation of a bill therefor, the cost of such repairs shall be deemed additional rent if paid by Landlord, or deducted from rent if paid by Tenant.

        11.    INSPECTIONS

        Tenant agrees to permit Landlord and Landlord's agents to enter upon the Leased Premises or any part thereof at all reasonable times during normal business hours upon reasonable advance notice to Tenant and for any reasonable purpose, including examining the condition of the Leased Premises and making repairs which Landlord is either required or may desire to make to the Leased Premises, provided that such entry does not unreasonably interfere with Tenant's use and enjoyment of the Leased Premises.

        12.    ALTERATIONS

        Except as provided in Section 29.1 hereof, Tenant may make alterations to the interior of the Leased Premises without Landlord's consent. Tenant shall make no structural alterations to the Leased Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. All trade fixtures and other fixtures not referred to above, and all machinery, equipment and/or other items of personal property placed in or upon the Leased Premises by Tenant and paid for by Tenant may be removed by Tenant at any time. All other improvements made to the Leased Premises during the term of this Lease shall become the property of Landlord and surrendered with the Leased Premises at the expiration or earlier termination of this Lease.

        13.    MECHANICS' LIENS

        Tenant shall not suffer or permit any mechanic's lien to be filed against the fee of the Leased Premises or against Tenant's leasehold interest in said premises by reason of work, labor, services or materials supplied or claimed to have been supplied to Tenant or anyone holding the Leased Premises or any part thereof through or under Tenant, and nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the



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performance of any labor or the furnishing of any materials for any specific improvement, alteration or repair of or to the Leased Premises or any part thereof, or as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanic's lien against the fee of the Leased Premises. If any such mechanic's lien shall at any time be filed against the Leased Premises, Tenant shall cause the same to be discharged of record or "bonded over" in a manner reasonably satisfactory to Landlord within ninety (90) days after the date of filing the same.

        14.    INSURANCE

               14.1    LANDLORD'S POLICIES

        Landlord shall, at all times during the term of this Lease, maintain with insurers authorized to issue insurance in the State of Washington, the following policies of insurance in effect with respect to the Leased Premises and the Shopping Center:

                       14.1.1     PROPERTY

        Fire, lightning, hail, windstorm and such other normally insured perils included under a policy of property/casualty insurance, with endorsements for earthquake, earth movement and flood if in a flood hazard zone, in the amount of one hundred percent (100%) of the full replacement cost of the Building (except for Tenant's improvements) with a so-called "agreed value" endorsement, naming Tenant, Landlord and any mortgagee or beneficiary under any first mortgage or first deed of trust, as additional insureds or loss payees, as their interests may appear.

                       14.1.2     LIABILITY

        Comprehensive general liability insurance, of no less than Five Million Dollars ($5,000,000) combined single-limit coverage, naming Tenant as an additional insured thereunder. The limits of such policy shall be reviewed each five (5) years and increased as commercially reasonable, but no less than increases in the Consumer Price Index.

               14.2    TENANT'S POLICIES

        Tenant shall at all times during the term of this Lease maintain, with insurers authorized to issue insurance in the State of Washington, comprehensive general liability insurance of no less than Five Million Dollars ($5,000,000) combined single-limit coverage for the Leased Premises, naming Landlord as an additional insured. The limits of such policy shall be reviewed each five (5) years and increased as



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commercially reasonable, but no less than increases in the Consumer Price Index.
Tenant shall be responsible for insuring or self-insuring its improvements to the Leased Premises and its inventory and equipment. Landlord shall have no liability for damage to Tenant's improvements to the Leased Premises or Tenant's inventory or equipment from fire, lighting, hail, windstorm and such other perils insured or normally insurable under a policy of property/casualty insurance, including earthquake and earth movement, flood and sprinkler damage.

               14.3    WAIVER OF SUBROGATION/CERTIFICATES

        All such policies, to the extent obtainable, shall provide for waiver of subrogation against Landlord and Tenant and shall contain an agreement by the insurers that such policies shall not be canceled without at least thirty (30) days' prior written notice to Landlord and Tenant and to any such mortgagee or beneficiary named as a loss payee or an additional insured thereunder. The original of such policy or policies shall remain in possession of the primary insured; provided, however, that the additional insured shall have the right to receive a certificate evidencing such insurance or, upon written demand, a duplicate policy or policies of any such insurance.

        15.    DAMAGE OR DESTRUCTION

               15.1    PARTIAL DAMAGE

        If the Leased Premises are partially damaged by fire or other peril against which Tenant is insured and are rendered partially untenantable thereby, but such damage does not unreasonably impair Tenant's use or occupancy of the Leased Premises, then Landlord shall, at Landlord's own expense, using any proceeds of insurance payable on account of such loss, promptly cause the damage to be repaired, and the rent shall be abated in proportion to the portion of the Premises rendered unusable for Tenant's business.

               15.2    TOTAL DESTRUCTION

        If the Leased Premises are destroyed or damaged by fire or other peril and are rendered wholly untenantable thereby, or such damage unreasonably impairs Tenant's use or occupancy thereof, Landlord shall, as promptly as possible after the occurrence of such damages or destruction, repair or replace the damaged improvements so as to be in the same condition as before such damage and destruction, to the extent of available proceeds of insurance. If the damage and destruction occurs within the last five years of the initial or any option term, or if the available proceeds are insufficient



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to enable Landlord to repair or replace the damaged improvements to the condition existing prior to such damage or destruction and Landlord elects not to contribute its own funds for the completion of the repairs, then Tenant may, at its option, terminate this Lease. Rent and other sums payable by Tenant under this Lease shall be totally abated from the date of destruction until Landlord completes such repairs and Tenant reopens for business.

               15.3    TENANT'S IMPROVEMENTS

        Tenant shall be responsible for repair or replacement of its improvements in the event of partial destruction under Section 15.1 above or in the event Landlord makes the repairs or replacements pursuant to Section 15.2 above, unless Tenant terminates this Lease as therein provided.

        16.    CONDEMNATION

               16.1    COMPLETE TAKING

        If a condemning authority takes all the Leased Premises, or a portion thereof sufficient to render the remaining premises reasonably unsuitable for the use which Tenant was making of the Leased Premises prior to such taking, then this Lease shall terminate as of the date title vests in the condemning authority, and the proceeds from the condemnation shall be apportioned between Landlord and Tenant in proportion to Landlord's unamortized investment in the Building and Tenant's unamortized investment in Tenant's improvements to the Leased Premises.

               16.2    PARTIAL TAKING

        If a portion of the Leased Premises is taken and the remaining premises are reasonably suitable for the use Tenant was making of the Leased Premises prior to such taking, then this Lease shall continue, and the value of all of Tenant's improvements to the Leased Premises plus that portion of the proceeds of condemnation reasonably required to make the premises suitable for Tenant's continued use in a condition as comparable as reasonably practicable to that existing at the time of condemnation shall be allocated to Tenant and applied by Tenant for such purpose. All the balance of the award shall be allocated to Landlord. Rent shall be abated to the extent the Leased Premises are untenantable during the period of alteration and repair. As of the date title vests in the condemning authority, the Base Rent due hereunder shall be reduced commensurately with the amount of the award allocated to Landlord.



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               16.3    COMMON AREAS

        In the event any of the Common Areas are taken such that parking for the Leased Premises, or access or visibility to or from the Leased Premises to a publicly dedicated street or highway, is materially impaired, then if such taking (a) renders the Leased Premises reasonably unsuitable for the use which Tenant was making thereof prior to such taking, then such taking shall be deemed a complete taking, as described in Section 16.1 hereof, and administered in accordance with the provisions thereof or (b) leaves the Leased Premises reasonably suitable for the use which Tenant was making thereof prior to such taking, then such taking shall be deemed a partial taking and any award payable thereby shall be paid to Landlord, and Landlord shall be obligated to restore the balance of the Common Areas to the same condition and utility, as reasonably practicable, as existed immediately prior to such taking.

               16.4    SALE IN LIEU OF CONDEMNATION

        For purposes of this Lease, a taking by a condemning authority shall include any purchase or other acquisition in lieu of condemnation.

        17.    INDEMNIFICATION OF LANDLORD

        Tenant shall indemnify, defend and hold Landlord harmless from liability and claims for damages by reason of any injury to any person or persons, including Tenant, or property, upon or in any way connected with the Leased Premises during the term of this Lease, any renewal hereof or any occupancy hereunder, except for the negligence or willful misconduct of Landlord or its employees or agents. Tenant shall have the right, in the name of Landlord, to contest the validity of any and all such claims, of any kind or character and by whomsoever claimed, and, at Tenant's expense, to defend, settle and/or compromise any and all such claims.

        18.    QUIET ENJOYMENT

        Provided that Tenant keeps, observes and performs all the covenants, agreements, conditions and provisions herein to be kept, observed or performed by Tenant, Landlord covenants and warrants that Tenant shall, at all times during the term and extended term hereof, have the peaceable, quiet and exclusive enjoyment of the Leased Premises, to have and hold the same during the term and extended term hereof.



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        19.    SUBORDINATION, NONDISTURBANCE AND ATTORNMENT

        Upon written request or notice by Landlord or any first mortgagee or beneficiary under a first deed of trust of Landlord encumbering the Shopping Center, the Leased Premises or the Common Areas, Tenant agrees to subordinate its rights under this Lease to the lien of any such first mortgage or deed of trust, and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, provided the mortgagee or beneficiary named in said mortgage or deed of trust shall agree to recognize this Lease of Tenant and shall further agree not to disturb this Lease or any rights of Tenant hereunder in the event of foreclosure or Trustee's sale, if Tenant is not in default hereunder. Tenant also agrees that any such first mortgagee or beneficiary may elect to have this Lease made prior to the lien of its mortgage or deed of trust, and in the event of such election and upon notification by such mortgagee or beneficiary to Tenant to that effect, this Lease shall be deemed prior in lien to the said mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said mortgage or deed of trust. Tenant agrees that, upon the request of Landlord or any mortgagee or any beneficiary named in such mortgage or deed of trust, Tenant will execute and deliver an instrument confirming such purposes. Tenant, in the event of the sale or assignment of Landlord's interest in the Shopping Center or in the event of any proceedings brought for the foreclosure of such mortgage or deed of trust, or in the event of the exercise of the power of sale under any such deed of trust, shall attorn to and recognize such purchaser, mortgagee or beneficiary as Landlord under this Lease. Landlord shall obtain nondisturbance and attornment agreements in which the holders of all existing mortgages and deeds of trust on the Leased Premises agree not to disturb this Lease or any rights of Tenant hereunder in the event of foreclosure or Trustee's sale, if Tenant is not in default hereunder.

        20.    DEFAULTS

               20.1    DEFAULTS DEFINED

        The following events shall be deemed to be events of default by Tenant under this Lease:

               (a) If Tenant shall fail to pay any installments of rent, or any other charge designated herein to be paid as rent, on the date that same is due, and such failure shall continue for a period of ten (10) days after Landlord gives Tenant written notice thereof.

               (b) If Tenant shall fail to comply with any term, condition or covenant of this Lease, other than the payment of rent, and shall not cure such failure within thirty (30) days after written notice thereof to Tenant; or if such failure cannot reasonably be cured within the said thirty (30) days, Tenant shall not have commenced to cure such failure within thirty (30) days after written notice thereof by Landlord to Tenant and Tenant shall not with reasonable diligence and good faith proceed in the curing of such failure.

               (c) If Tenant shall become insolvent or shall make an assignment for the benefit of creditors, or if Tenant files a petition under any chapter of the U.S. Bankruptcy Code seeking to be adjudicated a bankrupt, or if any other party files a petition under any section of the U.S. Bankruptcy Code seeking to have Tenant adjudicated a bankrupt and Tenant fails to have such petition dismissed within ninety (90) days of filing, or if a receiver or beneficiary shall be appointed for all or substantially all the assets of Tenant.

               20.2    REMEDIES

        Upon the occurrence of any of the foregoing events of default, Landlord shall, without any notice or demand whatsoever, have the option to:

               (a) Without terminating this Lease, enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, and attempt to relet the premises and receive rent therefor; and Tenant agrees to pay to Landlord, on demand, any deficiency that may arise by reason of such reletting, and all other loss or damage which Landlord may suffer, including, without limitation, reasonable alterations to the Leased Premises, reasonable brokerage and marketing expenses, reasonable attorneys' fees and any concessions granted a new tenant of the Leased Premises.

               (b) Terminate this Lease and enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, and demand and receive from Tenant, in lump sum, damages in the amount by which the rent provided for herein for the entire remainder of the term discounted to its present cash value at the time of such reentry exceeds the fair rental value of the Leased Premises for the remainder of the term as of the time of said reentry discounted to its present cash value, plus any and all other loss or damage which Landlord may suffer, including, without limitation, reasonable alterations to the Leased Premises, brokerage and marketing expenses, reasonable attorneys' fees and any concessions granted a new tenant of the Leased Premises.

               (c) Enter upon the Leased Premises and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord, on demand, for expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damage resulting to Tenant from such action caused by Landlord, except for damage caused by Landlord's gross negligence or willful misconduct.

               20.3    REMEDIES CUMULATIVE

        Landlord may pursue any of the foregoing remedies singly or cumulatively and in addition any other remedies provided by law; pursuit of any remedy herein provided shall not constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, conditions and covenants herein contained; no termination or cancellation shall include a cancellation of Tenant's obligations hereunder for any deficiency or damage upon reletting subsequent to said termination or cancellation, such obligations being independent and such covenants surviving said termination or cancellation.

        21.    SURRENDER

        Upon the expiration of the term of this Lease or any sooner termination hereof, Tenant covenants and agrees that Tenant shall, without notice, promptly and peaceably surrender possession of the Leased Premises to Landlord, broom clean, in as good a condition as at the time of Tenant's entry thereon, reasonable wear and tear, and damage from causes beyond Tenant's reasonable control excepted.

        22.    HOLDOVER

        If Tenant shall hold over and remain in possession of the Leased Premises after the expiration of the term or extended term herein granted, Tenant shall remain bound by all the terms, covenants and agreements hereof, except that such holding over shall be construed to be a tenancy from month to month which may be terminated at any time by Landlord or Tenant upon thirty (30) days' written notice.

        23.    WAIVER

        Any waiver of any breach of covenants herein contained to be kept and performed hereunder shall not be deemed or considered as a continuing waiver and shall not operate to bar or prevent Landlord or Tenant from declaring a default for any succeeding breach, either of the same condition or covenant or otherwise. The acceptance of rent by Landlord hereunder shall never be construed to be a waiver of any term of this Lease. No payment by Tenant or receipt by Landlord of a lesser amount than shall be due according to the terms of this Lease shall be deemed or construed to be other than on account of the earliest rent due.

        24.    NOTICES

        All notices required or permitted to be given hereunder shall be in writing and shall be deemed given when received in the event of personal service or by facsimile or three (3) days after deposit in the U.S. mail, postage prepaid, certified or registered, return receipt requested and addressed as follows:

              If to Landlord:       Issaquah Associates
                                    c/o Overlake Management Co.
                                    1200 - 112th Avenue N.E., Suite C-185
                                    Bellevue, WA  98004
                                    Facsimile No. (425) 646-9775

                If to Tenant:       G.I. Joe's, Inc.
                                    9805 Boeckman Road
                                    Wilsonville, Oregon 97070
                                    Attn.:  Norm Daniels, President
                                    Facsimile No. (503) 682-7200

              with a copy to:       Martin Peterson & Associates
                                    110 Cherry Street, Suite 200
                                    Seattle, Washington 98108
                                    Attn.: Martin L. Peterson
                                    Facsimile No. (206) 628-0400

              with a copy to:       Edward W. Kuhrau
                                    Perkins Coie
                                    1201 Third Avenue, 40th Floor
                                    Seattle, Washington 98101-3099
                                    Facsimile No. (206) 583-8500

The foregoing addresses may be changed by written notice given in accordance with the terms of this Section 24.

        25.    ATTORNEYS' FEES

        In the event any action or suit or proceeding is brought to collect the rent due or to become due hereunder, or any portion thereof, or any other monetary obligation hereunder, or to obtain possession of the Leased Premises, or to enforce compliance with this Lease, or for failure to observe any of the covenants of this Lease, the prevailing party in such suit, action or proceeding may recover from the other party herein such sum or sums as the trial and/or appellate court may adjudge reasonable as attorneys' fees to be allowed in said suit, action or proceeding, or appeal therefrom, in addition to their costs and disbursements, excepting, however, attorneys' fees and costs in connection with any arbitration provided for in this Lease.

        26.    MODIFICATION

        The terms and conditions of this Lease shall be incapable of modification, change or amendment, except in writing and bearing the separate signatures in execution thereof by the parties hereto or their successors in interest.

        27.    RECORDATION/SUPPLEMENT

        This Lease shall not be recorded except by agreement of both parties, but, upon request by either party, the parties shall execute a short form of this Lease, in form suitable for recording, which shall contain the description of the Leased Premises, the provisions relating to the term of this Lease, including all renewals hereof, and a reference to this Lease. Landlord and Tenant shall execute a supplement to this Lease setting forth the Lease Commencement Date and the Rent Commencement Date.

        28.    BINDING EFFECT

        This Lease shall be binding upon the parties hereto, their legal representatives, heirs and successors and, as far as this Lease is assignable by the terms hereof, the assigns of such parties. The words "Landlord" and "Tenant," wherever used in this Lease, shall apply equally and be binding jointly and severally upon all Landlords and Tenants, whether one or more, and, together with the accompanying verbs and pronouns, shall apply to all persons, firms or corporations who may be or become parties as Landlords or Tenants hereto.

        29.    TENANT'S IMPROVEMENTS

               29.1    PLANS AND SPECIFICATIONS

        Landlord shall use best efforts and due diligence to deliver possession of the Leased Premises to Tenant on or before January 1, 1999 so that Tenant may construct its improvements and remodel. Tenant shall have a licensed architect prepare plans and specifications for remodeling the Building and constructing Tenant's improvements therein. The plans and specifications, once complete, shall be delivered to Landlord for review. Landlord shall, upon receipt thereof, promptly review and comment upon the same to Tenant. Tenant shall cooperate with Landlord and incorporate Landlord's reasonable comments into the final plans and specifications (the "Plans and Specs"), which shall be completed by March 1, 1999. In the event Landlord and Tenant cannot agree on the Plans and Specs by such date, then Tenant may terminate this Lease.

               29.2    SIGNS

        Tenant shall design, construct and install, at its own cost and in compliance with all laws, exterior signage for the identification of its business. Tenant shall have the right to place its sign on the existing Shopping Center pylons in the space formerly occupied by the sign for Safeway and on future pylon signs on the same basis as other tenants in the Shopping Center.

               29.3    CONSTRUCTION OF TENANT'S IMPROVEMENTS

        Upon approval of the Plans and Specs, Tenant shall apply for a building permit and, upon issuance thereof, shall commence and complete construction, at its own expense, of Tenant's improvements of the Building, substantially in accordance with the Plans and Specs. Said construction will be prosecuted with due diligence and Tenant will use due diligence and reasonable efforts to stock the Leased Premises and open for business by a date not later than the Lease Commencement Date.

        30.    HAZARDOUS SUBSTANCES

               30.1    LANDLORD'S REPRESENTATION

        Landlord represents and warrants to Tenant that hazardous substances have not been stored or disposed of on or in the Leased Premises or the Shopping Center. Furthermore, Landlord covenants with Tenant that it shall not generate, store or discharge any hazardous substances in the Shopping Center, nor (by lease or by contract which Landlord shall enforce) permit the same by any third party.

               30.2    TENANT'S COVENANTS

        Tenant covenants with Landlord that hazardous substances shall not be unlawfully generated or disposed of in the Building or on the Leased Premises by Tenant, nor shall the same be unlawfully transported to or over the Building or the Leased Premises by Tenant. Tenant also covenants that any hazardous substances sold by Tenant in lawful containers or used by Tenant in connection with its business, such as cleaning agents and the like, shall be used and stored only in accordance with applicable laws and regulations. Landlord has the right, from time to time, during normal business hours upon advance notice, to enter the Leased Premises at reasonable times to conduct tests so as to monitor Tenant's compliance with the foregoing covenants.

               30.3    DEFINITION

        "Hazardous substances" shall be interpreted broadly to mean any substance, waste or material defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous, toxic or radioactive substance or other similar term by any federal, state or local environmental law, regulation or rule presently in effect or promulgated in the future, as such laws, regulations or rules may be amended from time to time, and it shall be interpreted to include, but not be limited to, asbestos.

               30.4    VIOLATIONS

        In the event of any violation of law by Tenant in regard to hazardous substances and failure of Tenant to promptly cure the same after reasonable notice from Landlord, Landlord, in addition to all other remedies provided herein, shall have the right to cure the violation and add all costs and expenses associated with such cure (including reasonable attorneys' fees) as additional rent, which additional rent will be due and payable by Tenant immediately after Tenant receives notice thereof. Furthermore, in the event of an illegal and substantial release of hazardous substances, Tenant shall immediately notify Landlord.

               30.5    MUTUAL INDEMNIFICATION

        Landlord and Tenant shall indemnify, defend and hold harmless the other from any breach of these representations, warranties or covenants for any claims, judgments, damages, penalties, fines, costs (including cleanup costs, environmental consultant's fees and reasonable attorneys' fees), liabilities or losses (including, without limitation, the diminution in the value of the Leased Premises, damages for the loss or restriction on the use, marketability or any other amenity of the Building or the Leased Premises) which arise during or after the term of this Lease as a result of release, discharge or contamination of the Leased Premises by any hazardous substances.

        31.    COMMON AREAS

               31.1    DEFINED

        For purposes of this Lease, "Common Areas" shall mean all areas of the Shopping Center outside the exterior walls of the buildings located thereon which are not reserved for the exclusive use of Landlord, Tenant or any other tenant or occupant of the Shopping Center. Common Areas shall include automobile parking areas, access roads, driveways, sidewalks, pedestrian walkways and stairways, landscaped areas and utility lines and systems. Common Areas shall not include the interior space of any building located in the Shopping Center or any area immediately appurtenant to such building which is reserved for the exclusive use of such building, such as loading docks.

               31.2    LANDLORD'S OBLIGATIONS

        Landlord shall, at all times during the term of this Lease, keep the Common Areas in good maintenance and repair, and shall

               (a) maintain suitable means of illumination sufficient to illuminate the parking areas during all twilight and night hours that Tenant's store is open for business and is in operation;

               (b) maintain and keep the parking areas, driveways, sidewalks and access roads in good condition and repair, with a hard surface pavement and properly striped;

               (c) clean and remove debris and, where reasonably practicable, ice and snow from the parking areas, driveways and access roads;

               (d) clean and maintain sidewalks and other pedestrian walkways and stairways and remove debris and, where reasonably practicable, ice and snow therefrom; provided, however, that Tenant shall keep the sidewalk immediately in front of the Leased Premises clean and free from debris, ice and snow;

               (e) maintain and keep in good condition all landscaping and irrigation systems;

               (f) maintain all pylon signs;

               (g) keep the exterior of all buildings in the Shopping Center in good repair and paint as necessary;

               (h) maintain all other portions of the Common Areas in good order and repair; and

               (i) obtain and maintain insurance insuring both Landlord and Tenant as herein provided.

               31.3    TENANT'S PRO RATA SHARE

               (a) Beginning on the Rent Commencement Date, Tenant shall pay to Landlord, in the manner provided below, Tenant's pro rata share of Landlord's actual costs of maintaining and operating the Common Areas during the term of the Lease. "Actual costs of maintaining and operating the Common Areas" shall be limited only to items of expense, and not capitalized, as determined under generally accepted accounting principles and shall include, but not be limited to, the following: all necessary amounts paid by Landlord as actual costs for maintaining and repairing the Common Areas, including, without limitation, cleaning; snow and ice removal; costs and expenses of planting, replanting and replacing flowers, shrubs and landscaping; water and sewage charges for the Common Areas; maintenance, repair and replacement of lights, light standards, utility systems, electricity, drainage systems and other utility charges; repair, maintenance and upkeep of the parking areas, driveways, access roads, sidewalks and pedestrian walkways, including the costs of paving, repaving, surfacing, resurfacing, striping and restriping the same; operation and maintenance of signs for the Shopping Center or rental for such signs if leased; installation, replacement, repair and maintenance of traffic control and directional signs and devices; premiums for insurance as herein provided; existing and future real property taxes and assessments (in the event such assessments are assessed, Landlord shall elect, if permitted to do so, to pay the amount of such assessments in installments, and, thereafter, only the amount of the installment paid shall be included in the actual costs of maintaining and operating the Common Areas); personal property taxes on equipment and materials used to maintain the Common Areas; and policing the Common Areas, including controlling trespassing, picketing, demonstrations, assemblies, vandalism and thefts and affording security and fire protection therefor. "Actual costs of maintaining and operating the Common Areas" shall also include an administrative fee of ten percent (10%) of the above-described costs; provided, that, in computing said administrative fee, all capital items and all replacement items in excess of Ten Thousand Dollars ($10,000) per annum, real estate taxes and assessments and insurance premiums shall be excluded. Items of expense shall not include management fees, depreciation, reserves for replacement or items of capital improvements exceeding Ten Thousand Dollars ($10,000) per annum without Tenant's prior written consent. Landlord agrees to expend only the monies reasonably necessary for such operation and maintenance in order to keep the

Common Areas in good repair and clean condition and to operate the same on a nonprofit basis. Costs attributable to a contract between Landlord and an affiliated party shall not be included, unless that contract is previously approved in writing by Tenant.

               (b) Tenant's pro rata share of the necessary actual costs of maintaining and operating the Common Areas limited as provided above shall be a percentage computed by dividing the interior floor area of the Leased Premises, which is hereby agreed to be forty-two thousand five hundred thirty-five (42,535) square feet at the Lease Commencement Date, by the total floor area of all buildings in the Shopping Center. At the Lease Commencement Date, Tenant's pro rata share is as follows: 25.7% of the actual costs of maintaining and operating the Common Areas as described in Section 31.1, except real estate taxes and assessments and insurance premiums; 25.7% of real estate taxes and assessments and casualty/property insurance premiums including earthquake coverage; and 25.7% of liability insurance premiums. If Tenant approves a change in the Site Plan which increases or decreases the floor area of the Building relative to the aggregate floor area of the other buildings to be constructed in the Shopping Center, then Tenant's pro rata share shall be adjusted accordingly.

               (c) The annual charge to Tenant shall be paid in monthly installments, in advance, at the time of the Base Rent payment, in an amount reasonably estimated by Landlord. On or before April 1 of each calendar year (and within ninety (90) days after the termination of this Lease), Landlord shall furnish Tenant with a statement in reasonable detail of the actual costs of maintaining and operating the Common Areas actually paid or incurred by Landlord during such period, and, thereupon, there shall be an adjustment between Landlord and Tenant, with payment to or repayment by Landlord, as required, so that Landlord shall receive the entire amount of Tenant's pro rata share of such costs for such period.

               31.4    AUDIT OF COMMON AREA EXPENSES

        Tenant shall have the right at all reasonable times to examine the books and records of Landlord relating to the Common Areas expense or to audit the same. In the event an audit or review should show an error in the Common Areas expense or the allocation thereof to Tenant exceeding (3%) in any calendar year, Landlord shall reimburse Tenant the cost of such audit or review.

               31.5    RULES AND REGULATIONS

        The Common Areas will be maintained for the common use of all lessees and sublessees of Landlord, their customers, visitors, employees, business invitees and licensees and persons dealing with lessees, sublessees and Landlord. Neither Tenant nor Landlord shall do any act to unreasonably prevent or obstruct such common use and free ingress to and egress from the Common Areas; provided, however, that Landlord may make such rules and regulations governing the use of the Common Areas as may be reasonably necessary to regulate the use of such Common Areas, and may restrict the use of or access to any portion of the Common Areas when such restriction is necessary or advisable for purposes of security or safety, or for the construction, reconstruction, repair, maintenance or preservation of the Common Areas or any buildings located in the Shopping Center. Notwithstanding anything to the contrary herein contained, Tenant shall have the right to use the sidewalk in front of the Building and/or certain portions of the parking areas, from time to time, for sidewalk sales, parking lot sales, special events, or product demonstrations.

        32.    COVENANT OF ACCESS AND VIEW

        Landlord covenants that the Leased Premises shall not be denied access to, or have the view unreasonably obstructed from, any publicly dedicated street or highway adjoining the Shopping Center, except as shown on the Site Plan.

        33.    ASSIGNMENT AND SUBLETTING

        Tenant may, without the prior written consent of Landlord, license any concession or sublet any portion at the Leased Premises not exceeding two thousand five hundred (2,500) square feet to any single concessionaire or subtenant, so long as the primary use of the Leased Premises is not changed and so long as such concessionaire or subtenant agrees to observe the Safeway Covenant. Tenant may also assign all of its interest under this Lease, or sublet all or any portion of the Leased Premises, if the proposed assignee or sublessee has a net worth greater than or equal to Tenant on the date hereof and the use of the Leased Premises by the proposed assignee or sublessee shall be for a primary purpose or purposes then permitted under this Lease. Tenant may, in all other cases, assign all of its interest under this Lease, or sublet all or any part of the Leased Premises, only with the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

        34.    ZONING; PERMITTED USES

        Landlord hereby represents and warrants to Tenant that the use of the Leased Premises as a G.I. Joe's store does not breach any protective covenants, agreements or exclusivity rights granted by Landlord to other tenants in the Shopping Center or binding upon the Leased Premises, which were not recorded as of October 30, 1998.

        35.    STRUCTURE

        Landlord represents and warrants to Tenant that the structural elements of the Building, including the roof and floor slab, are in good condition and repair, ready for construction of Tenant's improvements, except as disclosed in writing to Tenant prior to execution of this Lease.

        36.    ASSESSMENTS

        Landlord represents and warrants to Tenant that it has no actual knowledge of any pending tax assessments or formation of special taxing districts affecting the Shopping Center.

        37.    BROKERAGE

        Landlord and Tenant agree that neither has dealt with any broker other than Martin Peterson & Associates with respect to the negotiation or execution of this Lease. Landlord covenants and agrees to pay to Martin Peterson & Associates One Hundred Six Thousand Three Hundred Twenty Seven and 50/100 Dollars ($106,327.50) commission, one half to be paid upon receipt of an invoice following the execution of this Lease and the balance to be paid upon receipt of an invoice following Tenant opening for business. Furthermore, Landlord shall indemnify, defend and hold harmless Tenant from and against any loss, damage, claim, cost or expense which Tenant may incur as the result of a failure by Landlord to pay such brokerage commissions.

        38.    ESTOPPELS

        Landlord or Tenant shall, at any time and from time to time, upon not less than ten (10) business days' prior written notice from the other, execute, acknowledge and deliver to Landlord or Tenant, as the case may be, a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the date to which the rental and other charges are paid in advance, if any; (b) acknowledging that, to Landlord's or Tenant's knowledge, there are no uncured defaults on the part of Landlord or Tenant, as the case may be, or specifying such defaults if any are claimed; and (c) setting forth the date of commencement of rents and expiration of the term hereof. Any such statement may be relied upon by the prospective purchaser or encumbrancer of all or any part of the Shopping Center.

        39.    SURVEY

        Landlord promptly shall furnish to Tenant a copy of Landlord's as-built survey of the Leased Premises.

        40.    CONFIGURATION OF SHOPPING CENTER

        Landlord shall at all times, and from time to time, have the right and privilege of making changes to the configuration of the Shopping Center, including the size and location of building pads, Common Areas and parking areas, the location and relocation of driveways, entrances, exits and parking spaces, the direction and flow of traffic, the installation of prohibited areas, landscaped areas, and all other facilities thereof, so long as no such reconfiguration (a) materially impairs access to or from, or visibility of the Leased Premises from, any publicly dedicated street or highway, (b) materially reduces the amount or location of parking available for the Leased Premises, or
(c) materially increases Tenant's pro rata share of the actual costs of maintaining and operating the Common Areas.

        41.    ARBITRATION

        All disputes between Landlord and Tenant under this Lease, other than nonpayment of rent, shall be arbitrated and decided by a single arbitrator mutually agreed to by the parties under such terms as the parties may agree upon. If the parties cannot agree upon an arbitrator or the terms of arbitration, either party may apply to the American Arbitration Association for appointment of a qualified, disinterested arbitrator and the arbitration will be conducted pursuant to the commercial rules of the American Arbitration Association. All costs of the arbitrator shall be shared equally by Landlord and Tenant.

        42.    OPERATING COVENANT

        Tenant covenants that it will not cease operation in the Leased Premises for any period exceeding sixty (60) days in any one-year period, excluding periods in which operations are discontinued for remodeling or repair following damage from casualty loss or loss of utilities, parking or access to the Shopping Center or Leased Premises. In the event one or more tenants comprising a combined total of sixty thousand (60,000) square feet or more of gross floor area in the Shopping Center cease operating, then Tenant shall have the right to cease operating until such tenant or tenants reopen for business.

        43.    TITLE INSURANCE

        Landlord shall obtain the issuance of a leasehold policy of title insurance issued by First American Title Insurance Company subject only to the exceptions set forth in its preliminary commitment No. 394081-5K dated October 30, 1998 and such other exceptions as Tenant may approve, except, however, Landlord shall cause the Lease to Safeway Stores, Incorporated to be deleted as an exception. Tenant shall pay the premium on the title policy.

        44.    EFFECTIVE DATE

        Notwithstanding the references herein to the Lease Commencement Date and the Rent Commencement Date, this Lease shall not become binding upon Landlord and Tenant until Landlord and Safeway Inc. enter into an agreement terminating Safeway's lease of the Leased Property and Landlord delivers possession of the Leased Premises to Tenant; provided, however, if Landlord and Safeway Inc. fail to enter into an agreement terminating Safeway Inc.'s tenancy by midnight December 31, 1998, this Lease shall, at Tenant's option, become null and void.

        IN WITNESS WHEREOF, the parties have executed this instrument as of the date first above written.


LANDLORD:                                   TENANT:

ISSAQUAH ASSOCIATES,                        G.I. JOE'S, INC., an Oregon
a Washington limited partnership            corporation

                                            By  ________________________________
By _______________________________              Norman Daniels
      John Y. Sato                              President
      General Partner

STATE OF WASHINGTON            )
                               ) ss.
COUNTY OF KING                 )

        On this _____ day of _________________, 1998, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared John Y. Sato, to me known to be the person who signed as the general partner of ISSAQUAH ASSOCIATES, a Washington limited partnership that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said limited partnership for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument on behalf of the limited partnership.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.




                                            ____________________________________
                                            (Signature of Notary)

(SEAL)



                                            ____________________________________
                                            (Print or stamp name of Notary)

                                            NOTARY PUBLIC in and for the State
                                            of Washington, residing at ________.
                                            My Appointment Expires:  _______.

STATE OF OREGON                )
                               ) ss.
COUNTY OF CLACKAMAS            )

        On this ____ day of ____________, 1998, before me, the undersigned, a Notary Public in and for the State of Oregon, commissioned and sworn, personally appeared Norm Daniels, to me known to be the person who signed as President of G.I. JOE'S, INC., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he was duly elected, qualified and acting as said officer of the corporation, that he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.





                                            ____________________________________
                                            (Signature of Notary)

(SEAL)



                                            ____________________________________
                                            (Print or stamp name of Notary)

                                            NOTARY PUBLIC in and for the State
                                            of Oregon, residing at __________.
                                            My Appointment Expires:  _______.

                                    EXHIBIT A
                                       TO
                                      LEASE

                     TOWN AND COUNTRY SQUARE SHOPPING CENTER
                                G.I. JOE'S, INC.
                     [LEGAL DESCRIPTION OF SHOPPING CENTER]







ALL Situate in the County of King, State of Washington.

                                    EXHIBIT B

                                   [SITE PLAN]